Michael E. Ott, MBA

Lessingstraße 4
31303 Burgdorf
Germany
Mobil: +49 151 15646584
Fax + 49 511 338594 99
Email michael.e.ott@outlook.de

Michael E. Ott, Lessingstr. 4, 31303 Burgdorf, Germany

MEDITE Cancer Diagnostics, Inc.
The Chairman of the Board of Director Austin Lewis
4203 SW 34th Street
Orlando, FL 32811
U.S.A.

Burgdorf, January 17, 2018

Resignation from the Board of Directors

Dear Austin

It is with regret that I tender my resignation as a director of MEDITE Cancer Diagnostics, Inc., effective January 17, 2018.

It has been my pleasure to serve the company in this capacity but at this time I believe our mutual interests would be best served by my participation as a shareholder and no longer as a director.

Regards

Michael E. Ott, MBA